Exhibit 99.1
Media Contact:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2019 FOURTH QUARTER AND FULL YEAR AND
PROVIDES FISCAL 2020 GUIDANCE

Melville, New York – September 24, 2019 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2019. The Company also announced financial targets for its 2020 fiscal year.

2019 Fourth Quarter and Fiscal Year Highlights

•
Net sales for the fourth quarter of fiscal 2019 were $176.4 million as compared to $167.4 million achieved during the fourth quarter of fiscal 2018, representing an increase of $9.0 million, or 5.4%. Net sales for fiscal 2019 were $671.8 million as compared to $570.6 million achieved during fiscal 2018, representing a significant increase of $101.2 million, or 17.7%.

•
Bookings during fiscal 2019 were $724.1 million, with a company-wide book-to-bill ratio of 1.08 and Comtech finished the year with backlog of $683.0 million. When adding Comtech's backlog and the total unfunded value of multi-year contracts that Comtech has actually received and for which it expects future orders, its revenue visibility approximates $1.0 billion.

•
On a GAAP basis, fourth quarter fiscal 2019 operating income was $10.4 million, net income was $6.1 million and earnings per diluted share ("EPS") was $0.25. As shown in the table below, excluding acquisition plan expenses of $1.3 million or $0.04 per diluted share, Non-GAAP EPS was $0.29. Fiscal 2019 operating income was $41.4 million, net income was $25.0 million and EPS was $1.03. As shown in the table below, Non-GAAP EPS in fiscal 2019 was $1.34.

•
Adjusted EBITDA for the fourth quarter of fiscal 2019 was $28.3 million. Adjusted EBITDA for fiscal 2019 was $93.5 million as compared to the $78.4 million achieved during fiscal 2018, representing a significant increase of $15.1 million, or 19.3%. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•	During the fourth quarter of fiscal 2019, Comtech generated strong cash flows from operating activities of $14.2 million. Cash flows from operating activities in fiscal 2019 were $68.0 million.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, noted, “The fourth quarter was an outstanding finish to a very successful year for Comtech. We generated robust financial results across the board and finished the year with a healthy backlog. We exceeded the guidance that we provided at the beginning of the year, completed two small complementary acquisitions and positioned Comtech for an even better fiscal 2020.”

Mr. Kornberg further added, “At this point, we have clear visibility, lots of optimism and have strong business momentum. We believe that in an environment of increasing market demand for global voice, video and data usage, customers will increasingly turn to us to fulfill their needs for secure wireless communications. With that wind to our backs, I am confident that Comtech will continue to strengthen its market leadership positions and grow for many years ahead.”

2020 Fiscal Year Financial Targets

Looking forward, the Company has established the following consolidated financial targets:

•
Net sales are expected to be in a range of approximately $710.0 million to $730.0 million with year-over-year growth in both Comtech's Commercial Solutions and Government Solutions segments and the achievement of a consolidated book-to-bill ratio in excess of 1.0.

•	Total depreciation expense is expected to approximate $13.0 million.

•	Total amortization of intangible assets is expected to approximate $21.0 million.

•	Total amortization of stock-based compensation expense is expected to range from approximately $12.0 million to $14.0 million.

•	GAAP operating income, as a percentage of net sales, is expected to approximate 7.0% as compared to the 6.2% Comtech achieved in fiscal 2019.

•
Comtech’s interest expense rate (including amortization of deferred financing costs) is expected to approximate 4.6% with total interest expense of approximately $7.5 million in fiscal 2020. Comtech's current cash borrowing rate is approximately 4.0%.

•	Comtech's effective income tax rate (excluding discrete tax items) is expected to approximate 23.0%.

•	Adjusted EBITDA is expected to be in a range of approximately $98.0 million to $102.0 million or approximately 14.0%.

•
Including Comtech's estimates of first quarter fiscal 2020 acquisition plan expenses of $1.5 million, GAAP EPS is expected to range from $1.30 to $1.45. Excluding first quarter fiscal 2020 acquisition plan expenses, Non-GAAP EPS is expected to approximate $1.35 to $1.50.

Like Comtech's business cycle for the past several years, the financial performance in the second half of fiscal 2020 is anticipated to be higher than the first half, with its first quarter of fiscal 2020 being the lowest in terms of consolidated net sales and Adjusted EBITDA. Comtech's GAAP operating income in the first quarter of fiscal 2020 is expected to be lower than the $7.3 million it achieved during its first quarter in fiscal 2019, primarily due to incremental amortization of intangible assets associated with its fiscal 2019 acquisitions. In addition, in order to take advantage of additional growth opportunities and meet Comtech's strategic objectives, its GAAP operating income in the first quarter of fiscal 2020 is expected to reflect approximately $1.5 million of acquisition plan expenses for companies whose offerings are complementary to its business. Based on all of the aforementioned, Comtech expects its first quarter consolidated net sales to approximate $168.0 million with Adjusted EBITDA at $18.1 million or slightly better than the $160.8 million of consolidated net sales and $18.0 million of Adjusted EBITDA it achieved in the first quarter of fiscal 2019. For the remaining quarters of fiscal 2020, Comtech does expect consolidated net sales and Adjusted EBITDA to be better than the comparative quarters of fiscal 2019 with the fourth quarter being the peak quarter of the year. Regardless of timing, fiscal 2020 is expected to be a better year than fiscal 2019.

Except as discussed, the aforementioned fiscal 2020 financial targets do not include the impact of any acquisitions or the impact of any other expense Comtech may incur in order to achieve its strategic objectives. Total acquisition plan expenses in fiscal 2020 may ultimately be higher than the $1.5 million Comtech expects to incur in the first quarter of fiscal 2020. If order flow remains strong and Comtech can achieve all of its fiscal 2020 business goals, it is possible that net sales and Adjusted EBITDA could be higher than Comtech’s targeted amounts.

Additional information about the Company’s fiscal 2020 guidance is included in the Company’s fourth quarter investor presentation which is available on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 4:30 PM (ET) on Tuesday, September 24, 2019. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 894-5910 (domestic), or (785) 424-1052 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-4013 or (402) 220-2982. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with Comtech successfully; the possibility of disruption from the recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's ongoing evaluation and repositioning of its enterprise technology solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Networking Platform ("Heights"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2019	2018	2019	2018

Net sales	$176,372,000	$167,435,000	$671,797,000	$570,589,000
Cost of sales	112,362,000	104,447,000	424,357,000	346,648,000
Gross profit	64,010,000	62,988,000	247,440,000	223,941,000

Expenses:
Selling, general and administrative	31,396,000	27,822,000	128,639,000	113,922,000
Research and development	15,743,000	13,906,000	56,407,000	53,869,000
Amortization of intangibles	5,207,000	5,269,000	18,320,000	21,075,000
Settlement of intellectual property litigation	—	—	(3,204,000)	—
Acquisition plan expenses	1,259,000	—	5,871,000	—
	53,605,000	46,997,000	206,033,000	188,866,000

Operating income	10,405,000	15,991,000	41,407,000	35,075,000

Other expenses (income):
Interest expense	2,150,000	2,588,000	9,245,000	10,195,000
Write-off of deferred financing costs	—	—	3,217,000	—
Interest (income) and other	42,000	65,000	35,000	254,000

Income before provision for (benefit from) income taxes	8,213,000	13,338,000	28,910,000	24,626,000
Provision for (benefit from) income taxes	2,078,000	5,880,000	3,869,000	(5,143,000)

Net income	$6,135,000	$7,458,000	$25,041,000	$29,769,000

Net income per share:
Basic	$0.25	$0.31	$1.04	$1.25
Diluted	$0.25	$0.31	$1.03	$1.24

Weighted average number of common shares outstanding – basic	24,270,000	23,857,000	24,124,000	23,825,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,428,000	24,270,000	24,302,000	24,040,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2019	July 31, 2018
Assets
Current assets:
Cash and cash equivalents	$45,576,000	$43,484,000
Accounts receivable, net	145,032,000	147,439,000
Inventories, net	74,839,000	75,076,000
Prepaid expenses and other current assets	14,867,000	13,794,000
Total current assets	280,314,000	279,793,000
Property, plant and equipment, net	28,026,000	28,987,000
Goodwill	310,489,000	290,633,000
Intangibles with finite lives, net	261,890,000	240,796,000
Deferred financing costs, net	3,128,000	2,205,000
Other assets, net	3,864,000	2,743,000
Total assets	$887,711,000	$845,157,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,330,000	$43,928,000
Accrued expenses and other current liabilities	78,584,000	65,034,000
Dividends payable	2,406,000	2,356,000
Contract liabilities	38,682,000	34,452,000
Current portion of long-term debt	—	17,211,000
Current portion of capital lease and other obligations	757,000	1,836,000
Interest payable	588,000	499,000
Total current liabilities	145,347,000	165,316,000
Non-current portion of long-term debt, net	165,000,000	148,087,000
Non-current portion of capital lease and other obligations	—	765,000
Income taxes payable	325,000	2,572,000
Deferred tax liability, net	12,481,000	10,927,000
Long-term contract liabilities	10,654,000	7,689,000
Other liabilities	18,822,000	4,117,000
Total liabilities	352,629,000	339,473,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 39,276,161 shares and 38,860,571 shares at July 31, 2019 and 2018, respectively	3,928,000	3,886,000
Additional paid-in capital	552,670,000	538,453,000
Retained earnings	420,333,000	405,194,000
	976,931,000	947,533,000
Less:
Treasury stock, at cost (15,033,317 shares at July 31, 2019 and 2018)	(441,849,000)	(441,849,000)
Total stockholders’ equity	535,082,000	505,684,000
Total liabilities and stockholders’ equity	$887,711,000	$845,157,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, facility exit costs and strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2020 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangible assets and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended July 31,		Twelve months ended July 31,
	2019	2018	2019	2018

Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$6,135,000	7,458,000	$25,041,000	29,769,000
Provision for (benefit from) income taxes	2,078,000	5,880,000	3,869,000	(5,143,000)
Interest (income) and other	42,000	65,000	35,000	254,000
Write-off of deferred financing costs	—	—	3,217,000	—
Interest expense	2,150,000	2,588,000	9,245,000	10,195,000
Amortization of stock-based compensation	8,071,000	5,638,000	11,427,000	8,569,000
Amortization of intangibles	5,207,000	5,269,000	18,320,000	21,075,000
Depreciation	3,309,000	3,822,000	11,927,000	13,655,000
Estimated contract settlement costs	—	—	6,351,000	—
Settlement of intellectual property litigation	—	—	(3,204,000)	—
Acquisition plan expenses	1,259,000	—	5,871,000	—
Facility exit costs	—	—	1,373,000	—
Adjusted EBITDA	$28,251,000	30,720,000	$93,472,000	78,374,000
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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three and twelve months ended July 31, 2019 and 2018:

	July 31, 2019
	Three months ended			Twelve months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$10,405,000	$6,135,000	$0.25	$41,407,000	$25,041,000	$1.03
Estimated contract settlement costs	—	—	—	6,351,000	4,874,000	0.20
Settlement of intellectual property litigation	—	—	—	(3,204,000)	(2,459,000)	(0.10)
Facility exit costs	—	—	—	1,373,000	1,054,000	0.04
Acquisition plan expenses	1,259,000	966,000	0.04	5,871,000	4,506,000	0.19
Write-off of deferred financing costs	—	—	—	—	2,469,000	0.10
Net discrete tax expense (benefit)	—	116,000	—	—	(2,875,000)	(0.12)
Non-GAAP measures	$11,664,000	$7,217,000	$0.29	$51,798,000	$32,610,000	$1.34

	July 31, 2018
	Three months ended			Twelve months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$15,991,000	$7,458,000	$0.31	$35,075,000	$29,769,000	$1.24
Net discrete tax expense (benefit)	—	2,279,000	0.09	—	(11,792,000)	(0.49)
Non-GAAP measures	$15,991,000	$9,737,000	$0.40	$35,075,000	$17,977,000	$0.75

* Per share amounts may not foot due to rounding.
ECMTL
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